SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                          Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:


[ ] Preliminary Proxy Statement     [ ] Confidential, for Use of the
                                        Commission Only (as permitted by Rule
                                        14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12.


                             HERLEY INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:


  (2) Aggregate number of securities to which transaction applies:


  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:


[ ] Fee paid previously with preliminary materials.
[ ] Check  box  if  any part of  the fee is offset as provided  by Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid: __________________________________________________

  (2) Form, Schedule or Registration Statement No.:_____________________________

  (3) Filing Party:_____________________________________________________________

  (4) Date Filed:_______________________________________________________________

                             HERLEY INDUSTRIES, INC.
                             ----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                January 18, 2001
                             ----------------------



To our Stockholders:

     An annual meeting of stockholders will be held at the Grand Hyatt Hotel, Park Avenue at Grand Central, 109 East 42nd Street, New York, New York 10017 on Thursday, January 18, 2001 beginning at 9:00 a.m. At the meeting, you will be asked to vote on the following matters:

     1.   Election of two directors.

     2.   Adoption of our 2000 Stock Option Plan, set forth as Exhibit "A".

     3.   Any other matters that properly come before the meeting.

     The above matters are set forth in the Proxy Statement attached to this notice to which your attention is directed.

     If you are a stockholder of record at the close of business on December 11, 2000, you are entitled to vote at the meeting or at any adjournment thereof. This notice and proxy statement are first being mailed to stockholders on or about December 13, 2000.



                                       By Order of the Board of Directors,


                                       LEE N. BLATT
                                       Chairman of the Board

Dated: December 13, 2000
Lancaster, Pennsylvania

                             HERLEY INDUSTRIES, INC.
                                10 Industry Drive
                          Lancaster, Pennsylvania 17603
                             ----------------------
                                 PROXY STATEMENT
                             ----------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           Thursday, January 18, 2001

     Our annual meeting of stockholders will be held on Thursday, January 18, 2001, at the Grand Hyatt Hotel, Park Avenue at Grand Central, 109 East 42nd Street, New York, New York 10017 at 9:00 a.m.. This proxy statement contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting.

                                ABOUT THE MEETING

What is being considered at the meeting?

     You will be voting on the following:

     --  election of directors;
     --  adoption of our 2000 Stock Option Plan, set forth as  Exhibit "A".

     We do not expect to ask you to vote on any other matters at the meeting.

     In addition, our management will report on our performance during fiscal 2000 and respond to your questions.

Who is entitled to vote at the meeting?

     You may vote if you owned stock as of the close of business on December 11, 2000. Each share of stock is entitled to one vote.

How do I vote?

     You can vote in two ways:

     --  by attending the meeting; or
     --  by completing, signing and returning the enclosed proxy card.

Can I change my mind after I vote?

     Yes, you may change your mind at any time before the vote is taken at the meeting. You can do this by (1) signing another proxy with a later date and returning it to us prior to the meeting, or (2) voting again at the meeting.

What if I return my proxy card but do not include voting instructions?

  Proxies that are signed and returned but do not include voting instructions will be voted FOR (1) the election of the nominee directors and (2) the adoption of the 2000 Stock Option Plan.

What does it mean if I receive more than one proxy card?

  It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company, 212-936-5100.

Will my shares be voted if I do not provide my proxy?

  If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.

  Your shares may be voted under certain circumstances if they are held in the name of the brokerage firm. Brokerage firms generally have the authority to vote a customer's unvoted shares, which are referred to as "broker non-votes," on certain routine matters, including the election of directors. Shares represented by broker non-votes are counted for purposes of establishing a quorum. At our meeting, these shares will be counted as voted by the brokerage firm in the election of directors.

How many votes must be present to hold the meeting?

  Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of our outstanding shares as of December 11, 2000, must be present at the meeting. This is referred to as a quorum. On December 11, 2000, we had 6,985,015 shares issued and outstanding.

What vote is required to elect directors?

  The affirmative vote of the holders of a majority of the shares represented in person or by proxy and voting at the meeting will be required to elect each director. Shares not voted, whether by marking "ABSTAIN" or by broker non-vote, will have no effect on the vote for election of directors.

What vote is required to approve the 2000 Stock Option Plan?

  The affirmative vote of the holders of a majority of the shares represented in person or by proxy and voting on the item will be required for approval. A properly executed proxy marked "ABSTAIN" or by broker non-vote, will have no effect on the vote for the 2000 Stock Option Plan.

                       PROPOSAL I - ELECTION OF DIRECTORS

  Our certificate of incorporation provides for a board of directors consisting of not less than three nor more than twelve directors, classified into three classes as nearly equal in number as possible, whose terms of office expire in successive years. Our board of directors now consists of seven directors. The directors in each class are:

          Class I                              Class II                      Class III
          -------                              --------                      ---------
     (To serve until the                 (To serve until the             (To serve until the
      Annual Meeting of                   Annual Meeting of               Annual Meeting of
    Stockholders in 2003)                Stockholders in 2001)           Stockholders in 2002)
    --------------------                 --------------------            --------------------
       Lee N. Blatt                      Dr. Alvin M. Silver (1)   Adm. Thomas J. Allshouse (Ret.) (1)
Adm. Edward K. Walker, Jr. (Ret.) (1)      John A. Thonet            David H. Lieberman
                                             Myron Levy

-------
(1) Member of Compensation and Audit Committees

     Lee N. Blatt and Adm. Edward K. Walker, Jr. (Ret.), directors in Class I, are to be elected at this Annual Meeting of Stockholders to hold office until the Annual Meeting of Stockholders as set forth above or until their successors are chosen and qualified.

     Unless you indicate otherwise, shares represented by executed proxies in the form enclosed will be voted, if authority to do so is not withheld, for the election as directors of the aforesaid nominees (each of whom is now a director) unless any such nominee shall be unavailable, in which case such shares will be voted for a substitute nominee designated by the board of directors. We have has no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

Nominee Biographies

     Mr. Lee N. Blatt is our co-founder and has been our Chairman of the Board since its organization in 1965. Mr. Blatt holds a Bachelors Degree in Electrical Engineering from Syracuse University and a Masters Degree in Business Administration from City College of New York.

     Admiral Edward K. Walker, Jr. (Ret.) has been a director since October 1997. Since his retirement from the United States Navy in 1988, Admiral Walker has been the Director of Corporate Strategy for Resource Consultants, Inc., a privately held corporation supporting the Department of Defense, and other government agencies. Prior to his retirement from the United States Navy, Admiral Walker served for 34 years in various naval officer positions, including Commander of the Naval Supply Systems Command, and Chief of Supply Corps. Admiral Walker holds a Bachelors Degree from the United States Naval Academy and Masters Degree in Business Administration from The George Washington University.

Standing Director Biographies

     Mr. Myron Levy has been our President since June 1993 and served as Executive Vice President and Treasurer since May 1991, and prior thereto as Vice President for Business Operations and Treasurer since October 1988. For more than ten years prior to joining the Company, Mr. Levy, a certified public accountant, was employed in various executive capacities, including Vice-President, by Griffon Corporation (formerly Instrument Systems Corporation).

     Admiral Thomas J. Allshouse (Ret.) has been a director since September 1983. Prior to 1981, when he retired from the United States Navy, Admiral Allshouse served for 34 years in various naval officer positions, including acting as commanding officer of the United States Naval Ships Parts Control Center. Admiral Allshouse holds a Bachelors Degree in Engineering from the United States Naval Academy and a Masters Degree in Business Administration from Harvard University.

     Mr. David H. Lieberman has been a director since 1985 and our Secretary since 1994. Mr. Lieberman has been a practicing attorney in the State of New York for more than the past ten years and is a member of the firm of Blau, Kramer, Wactlar & Lieberman, P.C., our general counsel.

     Mr. John A. Thonet has been a director of the Company since 1991 and President of Thonet Associates, an environmental consulting firm specializing in land planning and zoning matters for the past ten years. Mr. Thonet is the son-in-law of Mr. Blatt.

     Dr. Alvin M. Silver has been a director of the Company since October 1997. Since 1977, Dr. Silver has been Executive Vice President of the Ademco Division of Pittway Corporation. Dr. Silver holds a Bachelors Degree in Industrial Engineering from Columbia University, a Masters Degree in Industrial Engineering from Stevens Institute of Technology and a Doctor of Engineering Science Degree in Industrial Engineering/Operations Research from Columbia University. Dr. Silver is a Professor at the Frank G. Zarb School of Business of Hofstra University.

Directors' compensation

     Directors who are not our employees receive an annual fee of $7,500 and a fee of $1,500 for each interim board of directors or committee meeting attended.

     During the fiscal year ended July 30, 2000 there were

     --  four meetings of the Board of Directors
     --  two meetings of the Audit Committee
     --  one meeting of the Compensation Committee

     Each director attended or participated in at least 75% of the meetings of the Board of Directors and the committees on which he served.

     Our Audit Committee is involved in discussions with management and our independent public accountants with respect to financial reporting and our internal accounting controls. The committee recommends to the Board the appointment of the independent auditors. The independent auditors periodically meet alone with the committee and always have unrestricted access to the committee. Our Compensation Committee administers inactive compensation plans, including stock option plans, options to officers and employees and establishes the compensation structure for executives of our company.
See "Compensation Committee Report on Executive Compensation."

               PROPOSAL 2 -ADOPTION OF THE HERLEY INDUSTRIES, INC.
                             2000 STOCK OPTION PLAN

Introduction

     At the  meeting,  you will be asked to vote on the  adoption  of the Herley
Industries, Inc. 2000 Stock Option Plan . The board adopted the 2000 Stock Option Plan on September 7, 2000, subject to stockholder approval.

     We believe that our long-term success depends upon our ability to attract and retain qualified officers, directors, employees and consultants and to motivate their best efforts on our behalf. Our directors, officers, employees and consultants, as well as those of our subsidiaries and affiliates, are eligible to participate in the 2000 Stock Option Plan. We believe that the 2000 Stock Option Plan will be an important part of our compensation of our directors, officers, employees and consultants, particularly since as of December 8, 2000, we only have approximately 310,000 shares available for grant under all of our existing stock option plans.

     The 2000 Stock Option Plan is set forth as Exhibit "A" to this proxy statement. The principal features of the 2000 Stock Option Plan are summarized below, but the summary is qualified in its entirety by the full text of the 2000 Stock Option Plan.

Stock Subject to the Plan

     The stock to be offered under the 2000 Stock Option Plan consists of shares of our common stock, whether authorized but unissued or reacquired. Up to 1,000,000 shares of common stock may be issuable upon the exercise of all stock options under the 2000 Stock Option Plan. The number of shares issuable is also subject to adjustments upon the occurrence of certain events, including stock dividends, stock splits, mergers, consolidations, reorganizations, recapitalizations, or other capital adjustments.

Administration of the Plan

     The 2000 Stock Option Plan is to be administered by our board of directors or by a compensation committee or a stock option committee consisting of no fewer than two "non-employee directors," as defined in the Securities Exchange Act of 1934. We expect that our compensation committee will administer the 2000 Stock Option Plan.

     Subject to the terms of the 2000 Stock Option Plan, the board or the committee may determine and designate the individuals who are to be granted stock options under the 2000 Stock Option Plan, the number of shares to be subject to options and the nature and terms of the options to be granted. The board or the committee also has authority to interpret the 2000 Stock Option Plan and to prescribe, amend and rescind the rules and regulations relating to the 2000 Stock Option Plan. Although the committee may amend or modify any outstanding stock option in any manner not inconsistent with the terms of the 2000 Stock Option Plan, the committee does not have the right to reprice any outstanding options.

Grant of Options

     Our directors, officers, employees and consultants, as well as those of our subsidiaries, are eligible to participate in the 2000 Stock Option Plan.

     The options to be granted under the 2000 Stock Option Plan will be non-qualified stock options. The exercise price for the options will be not less than the market value of our common stock on the date of grant of the stock option. The committee must adjust the option price, as well as the number of shares subject to such option, in the event of stock splits, stock dividends, recapitalizations and certain other events involving a change in our capital.

Exercise of Stock Options

     Stock options granted under the 2000 Stock Option Plan shall expire not later than ten years from the date of grant.

     Stock options granted to employees under the 2000 Stock Option Plan become exercisable up to half on the first anniversary of the grant date and up to all on the second anniversary of the grant date unless otherwise specified by the committee. Stock options granted to persons who are not employees become exercisable as specified by the committee.

     Upon the exercise of a stock option, optionees may pay the exercise price in cash, by certified or bank cashiers check or, at our option, in shares of common stock valued at its fair market value on the date of exercise, or a combination of cash and stock. Withholding and other employment taxes applicable to the exercise of an option shall be paid by the optionee at such time as the board or the committee determines that the optionee has recognized gross income under the Internal Revenue Code resulting from such exercise. These taxes may, at our option, be paid in shares of common stock.

     A stock option is exercisable during the optionee's lifetime only by him and cannot be exercised by him unless, at all times since the date of grant and at the time of exercise, he is employed by or providing services to us or any of our subsidiaries or affiliates, except that, upon termination of his employment or service (other than (1) by death, (2) by total disability followed by death in the circumstances provided below or (3) by total disability), he may exercise an option for a period of three months after his termination but only to the extent such option is exercisable on the date of such termination. In the discretion of the committee, options may be transferred to (1) members of the optionee's family, (2) a trust, (3) a family limited partnership, or (4) an estate planning vehicle primarily for the optionee's family.

     Upon termination of all employment or service by total disability, the optionee may exercise such options at any time within one year after his termination, but only to the extent such option is exercisable on the date of such termination.

     In the event of the death of an optionee (1) while an employee of, or providing services to us or any subsidiary or affiliate, (2) within three months after termination of all employment or service with us or any subsidiary or affiliate (other than for total disability) or (3) within one year after termination on account of total disability of all employment or service with us or any subsidiary or affiliate, the optionee's estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the optionee may exercise the optionee's option at any time within the period of three years from the date of death. In the case of clauses (1) and (3) above, the option shall be exercisable in full for all the remaining shares covered by it, but in the case of clause (2) the option shall be exercisable only to the extent it was exercisable on the date of such termination of employment or service.

Change in Control

     In the event of a "change in control," at the option of the committee (a) all options outstanding on the date of the change in control shall become immediately and fully exercisable, and (b) an optionee will be permitted to surrender for cancellation within sixty (60) days after the change in control any option or portion of an option which was granted more than six (6) months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the fair market value (on the date of surrender) of the shares of common stock subject to the option or portion thereof surrendered, over the aggregate purchase price for such shares.

     For the purposes of the 2000 Stock Option Plan, a change in control is defined as

-- a change in control as such term is presently defined in Regulation 240.12b-(2) under the Securities Exchange Act of 1934; or

-- if any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than Herley or any "person" who on the date of the adoption of the 2000 Stock Option Plan is a director or officer of Herley, becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act) directly or indirectly, of securities representing twenty percent (20%) or more of the voting power of our then outstanding securities; or

-- if during any period of two (2) consecutive years during the term of the 2000 Stock Option Plan, individuals who at the beginning of such period constitute the board of directors, cease for any reason to constitute at least a majority of the board.

Federal Income Tax Consequences

     The following is a brief summary of the principal federal income tax consequences under current federal income tax laws relating to the options. This summary is not intended to be exhaustive. Among other things, it does not describe state, local or foreign income tax consequences.

     We understand that under present federal tax laws, the grant of stock options creates no tax consequences for an optionee or for us. Upon exercising a non-qualified stock option, the optionee must generally recognize ordinary income equal to the "spread" between the exercise price and the fair market value of the common stock on the date of exercise. The fair market value of the shares on the date of exercise will constitute the tax basis for the shares for computing gain or loss on their subsequent sale.

     Compensation that is subject to a substantial risk of forfeiture generally is not included in income until the risk of forfeiture lapses. Under current law, optionees who are either directors, officers or more than 10% stockholders are subject to the "short-swing" insider trading restrictions of Section 16(b) of the Exchange Act of 1934. The Section 16(b) restriction is considered a substantial risk of forfeiture for tax purposes. Consequently, the time of recognition of compensation income and its amount will be determined when the restriction ceases to apply. The Section 16(b) restriction lapses six months after the date of exercise.

     Nevertheless, an optionee who is subject to the Section 16(b) restriction is entitled to elect to recognize income on the date of exercise of the option. The election must be made within 30 days of the date of exercise. If the election is made, the results are the same as if the optionee were not subject to the Section 16(b) restriction.

     If permitted by our board of directors and if the optionee pays the exercise price of an option in whole or in part with previously-owned shares of common stock, the optionee's tax basis and holding period for the newly-acquired shares is determined as follows: As to a number of newly-acquired shares equal to the number of previously-owned shares used by the optionee to pay the exercise price, the optionee's tax basis and holding period for the previously-owned shares will carry over to the newly- acquired shares on a share-for-share basis, thereby deferring any gain inherent in the previously-owned shares. As to each remaining newly acquired share, the optionee's tax basis will equal the fair market value of the share on the date of exercise and the optionee's holding period will begin on the day after the exercise date. The optionee's compensation income and our deduction will not be affected by whether the exercise price is paid in cash or in shares of common stock.

     We will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as an optionee is required to recognize ordinary compensation income. We will be required to comply with applicable federal income tax withholding and information reporting requirements with respect to the amount of ordinary compensation income recognized by the optionee. If our board of directors permits shares of common stock to be used to satisfy tax withholding, such shares will be valued at their fair market value on the date of exercise.

     When a sale of the acquired shares occurs, an optionee will recognize capital gain or loss equal to the difference between the sales proceeds and the tax basis of the shares. Such gain or loss will be treated as capital gain or loss if the shares are capital assets. The capital gain or loss will receive long- term capital gain or loss treatment if the shares have been held for more than 12 months. There will be no tax consequences to us in connection with a sale of shares acquired under an option.

Recommendation of the Board

     Our board of directors believes that it is in our best long-term interests to have available for issuance under a stock option plan a sufficient number of shares to attract, retain and motivate our highly qualified directors, officers, employees and consultants by tying their interests to our stockholders' interests. Accordingly, subject to the approval of our stockholders, our board has adopted the 2000 Stock Option Plan under which options to acquire 1,000,000 shares may be granted.

     The affirmative vote of a majority of the votes cast on this proposal in person or by proxy at the annual meeting is required for approval of the 2000 Stock Option Plan.

     Our board of directors recommends a vote FOR approval of the adoption of the 2000 Stock Option Plan.

                               SECURITY OWNERSHIP

     The following table sets forth the indicated information as of October 29, 2000 with respect to the beneficial ownership of our securities by: (i) all persons known to us to be beneficial owners of more than 5% of the outstanding shares of common stock, (ii) each director and named executive officer of the company, and (iii) by all executive officers and directors as a group:

                                                       Shares of Common
                                                       Stock Beneficially
                                             Director     Owned (1)(5)
Name                                  Age      Since     Shares    Percent
----                                  ---    --------    ------    -------
Lee N. Blatt (2)(4)(5)                 72      1965      801,596     11.9%
Myron Levy (4)(5)                      60      1992      857,074     12.8%
Allan L. Coon (4)                      64        -        70,332      1.1%
Howard M. Eckstein (4)                 49        -        12,000
Mitchell Tuckman (4)                   50        -         8,000
Adm. Thomas J. Allshouse (4)           75      1983       39,666
David H. Lieberman (4)                 55      1985       15,933
John A. Thonet (3)(4)                  50      1991       48,693
Alvin M. Silver (4)                    69      1997       31,500
Adm. Edward K. Walker, Jr. (Ret.) (4)  67      1997       23,500
Kennedy Capital Management, Inc. (6)    -        -       309,129      5.1%
Fidelity Management & Research, Inc.(7) -        -       449,966      7.4%
Directors and executive
  officers  as a group
  (10 persons)                                         1,908,294     25.1%

---------
(1) No executive officer or director owns more than one percent of the outstanding shares of common stock unless otherwise indicated. Ownership represents sole voting and investment power.
(2) Does not include an aggregate of 312,602 shares owned by family members, including Hannah Thonet, Rebecca Thonet, Kathi Thonet, Randi Rossignol, Max Rossignol, Henry Rossignol, Patrick Rossignol and Allyson Gerber, of which Mr. Blatt disclaims beneficial ownership.
(3) Does not include 117,332 shares, owned by Mr. Thonet's children, Hannah and Rebecca Thonet, and 28,278 shares owned by his wife, Kathi Thonet. Mr. Thonet disclaims beneficial ownership of these shares.
(4) Includes shares subject to options exercisable within the 60 days after October 29, 2000 at prices ranging from $6.0938 to $16.46 per share pursuant to the Company's Stock Plans: Lee N. Blatt - 566,666, Myron Levy - 566,666, Allan L. Coon - 65,332, Howard Eckstein - 12,000, Mitchell Tuckman
     - 7,000, Adm. Thomas J. Allshouse - 28,333, David H. Lieberman - 15,333, John A. Thonet - 28,333, Alvin M. Silver - 22,500, Edward K. Walker - 22,500.
(5) Includes shares subject to outstanding warrants exercisable within 60 days after October 29, 2000 at a price of $4.6406: Lee N. Blatt - 133,333, Myron Levy - 66,667.
(6)  Address is 10829 Olive Boulevard, St. Louis, Missouri 63141.
(7)  Address is 82 Devonshire Street , Boston, Massachusetts 02109.

                                   MANAGEMENT

Our Officers

     Our officers are:

Name                                 Position Held
----                                 -------------
Lee N. Blatt                         Chairman of the Board and Chief Executive
                                     Officer
Myron Levy                           President and Director
David H. Lieberman                   Secretary and Director
Allan L. Coon                        Senior Vice President
Howard M. Eckstein                   Senior Vice President
Mitchell Tuckman                     Senior Vice President
John M. Kelley                       Senior Vice President
Anello C. Garefino                   Vice President-Finance, Treasurer and Chief
                                     Financial Officer
Rozalie Schachter                    Vice President
Benjamin Robinson                    Vice President

     Mr. Allan L. Coon joined us in 1992 and was appointed Senior Vice President in December 1998, and served as a Vice President since December 1995. Prior to joining us, Mr. Coon was Senior Vice President and Chief Financial Officer of Alpha Industries, Inc., a publicly traded company engaged in military and commercial electronic programs.

     Mr. Howard M. Eckstein was appointed Senior Vice President in July 2000, and served as Vice President and General Manager, Herley Vega since December 1998, and was Vice President-New Product Development upon joining us in April 1998. Mr. Eckstein has 25 years experience in the design and development of aerospace telemetry equipment and systems. Mr. Eckstein served from 1992 to 1998 as Vice President - Advanced Products for L3 Communications, and as Vice President - Engineering from 1986 to 1992. Mr. Eckstein earned his Bachelors Degree in Electrical Engineering from the Pennsylvania State University and holds a Masters Degree in Engineering from the University of Pennsylvania.

     Mr. Mitchell Tuckman was appointed Senior Vice President in July 2000, and served as our Vice President since the acquisition of General Microwave Corporation ("GMC") in January 1999. At the time of the acquisition, Mr. Tuckman was President - Chief Executive Officer of GMC since March, 1995. He was Executive Vice President and Chief Operating Officer of GMC from August, 1994 until March, 1995. From June, 1993 until August, 1994, Mr. Tuckman was Vice President-Microwave Engineering of GMC. Prior to that, he was Chief Microwave Engineer of GMC.

     Mr. John Kelley was appointed Senior Vice President in July 2000, and served as Vice President/Director of Corporate Communications since March 2000. Mr. Kelley joined us in December 1998 as Director of Investor Relations. Prior to joining Herley, Mr. Kelley had fifteen years of banking experience, most recently serving as Vice President at First Capital Bank. Mr. Kelley earned his BS in Finance from the University of Arizona, Tucson Arizona with Graduate Degree Studies at UCLA.

     Mr. Anello C. Garefino has been employed by us in various executive capacities for more than the past five years. Mr. Garefino, a certified public accountant, was appointed Vice President-Finance, Treasurer and Chief Financial Officer in June 1993. From 1987 to January 1990, Mr. Garefino was Corporate Controller of Exide Corporation.

     Dr. Rozalie Schachter was appointed Vice President in May 2000. Dr. Schachter joined General Microwave in 1990 and was Vice President, Business Development when we acquired General Microwave in January 1999. Prior to joining General Microwave Dr. Schachter held positions as Technical Director and Group Leader at American Cyanamid Co. and Stauffer Chemical Co., respectively. Dr. Schachter received her BS from Brooklyn College in 1968, MS from Yeshiva University in 1970 and PHD in Physics from New York University in 1979.

     Mr. Benjamin Robinson was appointed our Vice President upon the acquisition of Robinson Laboratories, Inc. in January 2000. Mr. Robinson founded Robinson Labs in 1980 and served as President since that time. Mr. Robinson has over 35 years experience in the design and manufacture of microwave products and has published technical articles in that field. Mr. Robinson holds a Bachelor of Electrical Engineering from Rensselaer Polytechnic Institute.

Executive Compensation

    The following table sets forth the annual and long-term compensation with respect to our Chairman/Chief Executive Officer, and our four most highly compensated executive officers other than the Chief Executive Officer (the "named executive officers") for services rendered for the fiscal years ended July 30, 2000, August 1, 1999 and August 2, 1998.

                           Summary Compensation Table

                         Annual Compensation (1)          Long-Term Compensation
Name and                                                 Securities
Principal         Fiscal                                 Underlying      All Other
Position           Year     Salary(2)       Bonus(3)    Options/SARs     Compensation
--------------------------------------------------------------------------------------
Lee N. Blatt       2000     $ 637,879     $ 539,619        150,000 (4)      $ 4,800 (6)
Chairman of        1999       475,908       538,126        500,000 (5)        4,800
the Board          1998       485,549       303,191           -               4,800

Myron Levy         2000     $ 471,590     $ 431,695        150,000 (4)      $ 6,924 (6)
President          1999       329,166       430,501        500,000 (5)        9,525
                   1998       333,912       242,553           -               9,300

Allan L. Coon      2000     $ 158,758     $  50,000         15,000 (4)      $ 8,094 (6)
Senior             1999       137,157        35,000         20,000 (5)        6,502
Vice President     1998       110,011        30,000           -               6,153

Howard Eckstein    2000     $ 120,016     $  20,000         10,000 (4)      $ 4,402 (6)
Senior             1999       114,240         3,000         15,000 (5)        4,083
Vice President     1998        24,231          -              -                 727

Mitchell Tuckman   2000     $ 160,000     $    -            10,000 (4)      $ 5,059 (6)
Senior             1999        92,308        44,985           -    (5)        2,664
Vice President

--------
(1) Does not include Other Annual Compensation because amounts of certain perquisites and other non-cash benefits provided by us do not exceed the lesser of $50,000 or 10% of the total annual base salary and bonus disclosed in this table for the respective officer.
(2) Amounts set forth herein include cost of living adjustments for Messrs. Blatt and Levy under employment contracts.
(3) Represents for Messrs. Blatt and Levy incentive compensation under employment agreements.
(4) Consisting of the following options issued in May 2000 for the right to purchase Common Stock of the Company at a price of $15.688: Lee N. Blatt - 150,000, Myron Levy - 150,000, Allan L. Coon - 15,000, Howard Eckstein - 10,000, and Mitchell Tuckman - 10,000.
(5) Consisting of the following options issued in August 1998 for the right to purchase common stock at a price of $9.25: Lee N. Blatt - 250,000, and Myron Levy - 250,000; options granted in December 1998 at a price of $11.44: Allan L. Coon - 10,000, and Howard Eckstein - 7,500; and at a price of $13.15 (at 115% of the market price on date of issue): Allan L. Coon -

     10,000, and Howard Eckstein - 7,500; and options granted in June 1999 at a price of $12.13: Lee N. Blatt - 125,000, and Myron Levy - 125,000, and at a price of $13.94 (at 115% of the market price on date of issue): Lee N. Blatt - 125,000, and Myron Levy - 125,000.
(6)  All Other Compensation  includes: (a) group term life insurance as follows:
     $2,124 for Mr. Levy, $3,294 for Mr. Coon, $502 for Mr. Eckstein, and $259 for Mr. Tuckman, and (b) contributions to the Company's 401(k) Plan as a pre-tax salary deferral as follows: $4,800 for each of Messrs. Blatt, Levy, Coon and Tuckman, and $3,900 for Mr. Eckstein.

Option/SAR Grants in Last Fiscal Year


   The following table sets forth certain information concerning the stock options granted to the named executive officers during fiscal 2000. Since the end of fiscal 2000, we have not granted any stock options or warrants to any of these individuals.

                                Individual Grants
                        --------------------------------------------
                   Number of                                               Potential Realized Value at
                   Securities     % of Total                                Assumed Annual Rates of
                   Underlying   Options Issued  Exercise                    Stock Price Appreciation
                    Options    to Employees in   Price    Expiration             Option Term (3)
Name               Granted(1)   Fiscal Year(2)   ($/Sh)      Date          0%         5%          10%
----               ----------  ---------------  --------  ----------       --         --          ---
Lee N. Blatt         150,000         22         $15.69      5/18/10      $ 0.00  $ 1,479,915  $ 3,750,395

Myron Levy           150,000         22         $15.69      5/18/10      $ 0.00  $ 1,479,915  $ 3,750,395

Allan L. Coon         15,000          2         $15.69      5/18/10      $ 0.00  $   147,991  $   375,039

Howard Eckstein       10,000          2         $15.69      5/18/05      $ 0.00  $    43,343  $    95,777

Mitchell Tuckman      10,000          2         $15.69      5/18/05      $ 0.00  $    43,343  $    95,777

--------
(1) Options were issued in fiscal 2000 at 100% of the closing price of our common stock on dates of issue and vest as follows: Lee N. Blatt, Myron Levy and Allan L. Coon - at date of grant, Howard Eckstein and Mitchell Tuckman - one fifth of the options vest one year from date of grant and one fifth each year thereafter.
(2) Total options issued to employees and directors in fiscal 2000 were for 842,500 shares of common stock.
(3) The amounts under the columns labeled "5%" and "10%" are included by us pursuant to certain rules promulgated by the Commission and are not intended to forecast future appreciation, if any, in the price of the common stock. Such amounts are based on the assumption that the named persons hold the options for the full term of the options. The actual value of the options will vary in accordance with the market price of the common stock. The column headed "0%" is included to demonstrate that the options were issued with an exercise price greater than or equal to the trading price of the Common Stock so that the holders of the options will not recognize any gain without an increase in the stock price, which increase benefits all stockholders commensurately.

Aggregate   Option/SAR  Exercises  in  Last  Fiscal  Year  and  Fiscal  Year-End
Option/SAR Values

       The following table sets forth stock options exercised during fiscal 2000 and all unexercised stock options and warrants held by the named executive officers as of July 30, 2000.

                                                                                Value of
                                              Number of Unexercised     Unexercised In the-Money
                Shares                         Options and Warrants        Options and Warrants
              Acquired on        Value          at Fiscal Year-End        at Fiscal Year-End (2)
Name          Exercise(#)     Realized($)(1) Exercisable  Unexercisable  Exercisable  Unexercisable
----          ----------      -------------  -----------  -------------  -----------  -------------
Lee N. Blatt        -        $      -           616,666      83,333      $ 4,542,008    $ 789,080
Myron Levy          -               -           550,000      83,333        3,603,457      789,080
Allan L. Coon     15,000         104,843         61,332      12,000          553,927       77,078
Howard Eckstein     -                -            9,000      23,500           55,696      113,854
Mitchell Tuckman    -                -            8,000      22,000           26,660       70,300

--------
(1) Values are calculated by subtracting the exercise price from the trading price of the common stock as of the exercise date.
(2) Based upon the trading price of the common stock of $18.719 on July 30, 2000.

Employment Agreements

     Lee N. Blatt has entered into an employment agreement with us, dated as of October 1, 1998, (as modified January 26, 1999 and June 17, 1999), which provides for a four year and three month term, terminating on December 31, 2002. Pursuant to the agreement, Mr. Blatt receives compensation consisting of a base salary of $604,933, as adjusted June 30, 2000, with an annual cost of living increase plus an incentive bonus. Mr. Blatt's incentive bonus is 5% of our pretax income in excess of $2,000,000.

     Myron Levy has entered into an employment agreement with us, dated as of October 1, 1998, (as modified January 26, 1999 and June 17, 1999), which provides for a four year and three month term, terminating on December 31, 2002, and a five year consulting period commencing at the end of the active employment period. Pursuant to the agreement, Mr. Levy receives compensation consisting of a base salary of $446,391, as adjusted June 30, 2000, with an annual cost of living increase plus an incentive bonus. Mr. Levy's incentive bonus is 4% of our pretax income in excess of $2,000,000. Mr. Levy's compensation during the consulting period is at the annual rate of $100,000.

     The employment agreements with Messrs. Blatt and Levy provide for certain payments following death or disability. The employment agreements also provide, in the event of a change in the control of the company, as defined therein, the right, at their election, to terminate the agreement and receive a lump sum payment of approximately three times their annual salary.

     Messrs. Coon, Eckstein and Tuckman have each entered into a severance agreement with the Company, dated July 26, 2000, which provides that in the event of a change in control of the company prior to July 27, 2002, each is entitled to two years' base salary. The base salary of each executive as of November 1, 2000 is as follows: Mr. Coon $200,000, Mr. Eckstein $150,000, and Mr. Tuckman $175,000.

Indemnification Agreements

     We have entered into separate indemnification agreements with our officers and directors. We have agreed to provide indemnification with regard to certain legal proceedings so long as the indemnified officer or director has acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests and with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. We only provided indemnification for expenses, judgments, fines and amounts paid in settlement actually incurred by the relevant officer or director, or on his or her behalf, arising out of proceedings brought against such officer or director by reason of his or her corporate status.

Certain Transactions

  On September 23, 1999, we closed on the sale of GMC's property in Amityville, New York and relocated the plant to a leased facility in Farmingdale, New York. We entered into a 10-year lease agreement with a partnership owned by the children of certain of our officers. The lease provides for initial minimum annual rent of $312,390, subject to escalation of approximately 4% annually throughout the 10 year term.

  Additionally, in March 2000, we entered into another 10-year lease agreement with the same partnership for additional space. The initial minimum annual rent of $92,000 is subject to escalation of approximately 4% annually throughout the 10-year term.

  We believe that these rents are at the fair market value. Our outside directors unanimously approved this transaction.

Stock Plans

Certain of our officers and directors hold options or warrants to purchase common stock under our 1996 Stock Option Plan, 1997 Stock Option Plan, and 1998 Stock Option Plan (collectively, the "Stock Plans"), and under certain warrant agreements.

  1996 Stock Option Plan. The 1996 Stock Option Plan covers 666,666 shares of common stock. Options granted under the plan may be incentive stock options qualified under Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options. Under the terms of the plan, the exercise price of options granted under the plan will be the fair market value at the date of grant. The nature and terms of the options to be granted are determined at the time of grant by the Compensation Committee or the Board of Directors. If not specified, 100% of the shares can be exercised one year after the date of grant. The options expire ten years from the date of grant. At July 30, 2000, non-qualified options to purchase 58,664 shares of common stock were outstanding under this plan.

  1997 Stock Option Plan. The 1997 Stock Option Plan covers 1,666,666 shares of common stock. Options granted under the plan may be incentive stock options qualified under Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options. Under the terms of the plan, the exercise price of options granted under the plan will be the fair market value at the date of grant. The nature and terms of the options to be granted are determined at the time of grant by the Compensation Committee or the Board of Directors. If not specified, 100% of the shares can be exercised one year after the date of grant. The options expire ten years from the date of grant, subject to certain restrictions. Options for 86,000 shares of common stock were granted during the fiscal year ended July 30, 2000. At July 30, 2000, options to purchase 805,759 shares of common stock were outstanding under this plan.

  1998 Stock Option Plan. The 1998 Stock Option Plan covers 1,500,000 shares of common stock. Options granted under the plan may be incentive stock options qualified under Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options. Under the terms of the plan, the exercise price of options granted under the plan will be the fair market value at the date of grant. The nature and terms of the options to be granted are determined at the time of grant by the Compensation Committee or the Board of Directors. If not specified, 100% of the shares can be exercised one year after the date of grant. The options expire up to ten years from the date of grant, subject to certain restrictions. Options for 646,500 shares of common stock were granted during the fiscal year ended July 30, 2000. At July 30, 2000, options to purchase 1,145,000 shares of common stock were outstanding under this plan.

     On May 18, 2000, we issued 10 year options to purchase 150,000 shares of common stock at a price of $15.688 per share, the fair market value at the date of grant, under these plans to each of Lee N. Blatt and Myron Levy, which options vest at grant date.

     Warrant Agreements. In April 1993, common stock warrants were issued to certain officers and directors for the right to acquire 573,333 shares of common stock at an exercise price of $5.3475 per share, which was the closing price of the common stock on the date of issue. In December 1995, warrants with respect to 533,333 of these shares were canceled, and the remaining 40,000 warrants were exercised in March 1998. In December 1995, warrants were issued to certain officers for the right to acquire 293,333 shares of common stock at an exercise price of $4.6425 per share at date of issue. These warrants expire December 13, 2005. At July 30, 2000, warrants to purchase 213,333 shares of common stock at $4.6425 per share were outstanding.

     Employee Savings Plan

     We maintain an Employee  Savings Plan that qualifies as a thrift plan under
Section 401(k) of the Internal Revenue Code. This plan allows employees to contribute between 2% and 15% of their salaries to the plan. At our discretion, we can contribute 100% of the first 2% of the employees' salary so contributed and 25% of the next 4% of salary. Additional contributions can be made by us, depending on profits. The aggregate benefit payable to an employee depends upon the employee's rate of contribution, the earnings of the fund, and the length of time such employee continues as a participant. We recognize expenses of approximately $415,000, $266,000 and $197,000 for the 52 weeks ended July 30, 2000, August 1, 1999 and August 2, 1998, respectively. For the year ended July 30, 2000, $4,800, $4,800, $4,800, $3,900, and $4,800 was contributed by us to this plan for Messrs. Blatt, Levy, Coon, Eckstein and Tuckman, respectively, and $32,520 was contributed for all officers and directors as a group.

Board of Directors Interlocks and Insider Participation

     Our Compensation Committee consists of Messrs. Thomas J. Allshouse,  Edward
K. Walker, Jr. and Alvin M. Silver. None of these persons were our officers or employees during fiscal 2000 nor had any relationship requiring disclosures in this Proxy Statement.

     In accordance with rules promulgated by the Securities and Exchange Commission, the information included under the captions "Compensation Committee Report on Executive Compensation" and "Performance Graph" will not be deemed to be filed or to be proxy soliciting material or incorporated by reference in any prior or future filings by us under the Securities Act of 1933 or the Securities Exchange Act.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation of our executive officers is generally determined by the Compensation Committee of the Board of Directors, subject to applicable employment agreements and incentive plans. Each member of the Compensation Committee is a director who is not employed by us or any of our affiliates. The following report with respect to certain compensation paid or awarded to our executive officers during fiscal 2000 is furnished by the directors who comprised the Compensation Committee during fiscal 2000.

Executive Compensation Objectives

     Our compensation programs are intended to enable us to attract, motivate, reward and retain the management talent required to achieve corporate objectives, and thereby increase shareholder value. It is our policy to provide incentives to its senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of our businesses. To attain these objectives, our executive compensation program includes a competitive base salary, cash incentive bonuses and stock-based compensation. See "Management Employment Agreements."

     Stock options are granted to employees, including our executive officers, by the Compensation Committee under our stock option plans. The Committee believes that stock options provide an incentive that focuses the executive's attention on managing our company from the perspective of an owner with an equity stake in the business. Options are awarded with an exercise price equal to at least the market value of common stock on the date of grant and have a maximum term of ten years. Among our executive officers, the number of shares subject to options granted to each individual generally depends upon the level of that officer's responsibility. The largest grants are awarded to the most senior officers who, in the view of the Compensation Committee, have the greatest potential impact on our profitability and growth. Previous grants of stock options are reviewed but are not considered the most important factor in determining the size of any executive's stock option award in a particular year.

     From time to time, the Compensation Committee utilizes the services of independent consultants to perform analyses and to make recommendations to the Committee relative to executive compensation matters. No compensation consultant is paid on a retainer basis.

Determining Executive Officer Compensation

     The Compensation Committee annually establishes, subject to the approval of the Board of Directors and any applicable employment agreements, the salaries which will be paid to our executive officers during the coming year. In setting salaries, the Compensation Committee takes into account several factors, including competitive compensation data, the extent to which an individual may participate in the stock plans maintained by us, and qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities, and job performance.

     For fiscal 2000, pursuant to the terms of his employment agreement with us, Mr. Myron Levy, our President, received a base salary and an incentive bonus based on our Consolidated Pretax Earnings. See "Management Employment Agreements." In light of this employment agreement, the Compensation Committee was not required to make any decision regarding the compensation of Mr. Levy. Mr. Levy was also granted certain stock options for the same reasons as are set forth under "Compensation of Chief Executive Officer" below. Mr. Allan Coon, a Senior Vice President received a base salary, a cash bonus and a grant of stock options. Mr. Howard Eckstein, a Senior Vice President, also received a base salary, bonus and a grant of stock options. Mr. Mitchell Tuckman, a Senior Vice

President, received a base salary and stock options. The Compensation Committee determined that the base salaries, bonus and grant of stock options were appropriate given our financial performance, the substantial contributions made by Messrs. Levy, Coon, Eckstein and Tuckman. to such performance and the compensation levels of executives at companies competitive with us.

Compensation of Chief Executive Officer

     For fiscal 2000, pursuant to the terms of his employment agreement with us, Mr. Lee N. Blatt, our Chairman and Chief Executive Officer, received a base salary, an incentive bonus based on our Consolidated Pretax Earnings and stock options. See "Management -- Employment Agreements -- and Senior Management -- Incentive Compensation Plan." In light of this employment agreement, the Compensation Committee was not required to make any decision regarding the compensation of Mr. Blatt. The Compensation Committee granted to Mr. Blatt options to purchase common stock. The Compensation Committee believes that stock options provide an incentive for Mr. Blatt to maximize long-term shareholder value.

Tax Considerations

  As noted above, one of our objectives is to maintain cost-effective and tax efficient executive compensation programs. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the tax deduction to $1 million for compensation paid to any one of the named executive officers identified in this proxy statement unless certain requirements are met. One of the requirements is that compensation over $1 million must be based upon attainment of performance goals approved by stockholders. Our plans which have been approved by stockholders are designed to meet these requirements. The Committee's policy is to preserve corporate tax deductions attributable to the compensation of executives while maintaining the flexibility to approve, when appropriate, compensation arrangements which it deems to be in the best interests of our company and our stockholders, but which may not always qualify for full tax deductibility.

    The Compensation Committee:     Thomas J. Allshouse
                                    Edward K. Walker
                                    Alvin M. Silver


                             AUDIT COMMITTEE REPORT


    The Audit Committee has adopted a charter to set forth its responsibilities. A copy of the charter is attached as Exhibit "B" to this proxy statement.

    The Audit Committee has reviewed and discussed with management the Company's audited financial statements as of and for the year ended July 30, 2000.

    The Committee has also received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditors' independence.

    Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended July 30, 2000 for filing with the Securities and Exchange Commission.

    The Audit Committee:        Thomas J. Allshouse
                                Edward K. Walker
                                Alvin M. Silver

Independence of Audit Committee

    In fiscal  2000,  our Audit  Committee  consisted  of Thomas J.  Allshouse -
Chairman , Edward K. Walker and Alvin M. Silver, all of whom are independent within the meaning of applicable rules and regulations.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

    Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities (Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. (the "NASD"). These Reporting Persons are required by SEC regulations to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and NASD.

    Based solely upon our review of the copies of the forms it has received, we believe that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal year 2000.

                            COMMON STOCK PERFORMANCE

    The following graph sets forth the cumulative total stockholder return to our stockholders during the five year period ended July 30, 2000 as well as an overall stock market index (NASDAQ Stock Market-US) and the Company's peer group index (S&P Aerospace/Defense):

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
      AMONG HERLEY INDUSTRIES, INC., THE NASDAQ STOCK MARKET-US INDEX AND
                        THE S & P AEROSPACE/DEFENSE INDEX

                                                    Cumulative Total Return
                                -----------------------------------------------------------------------
                                  7/95         7/96         7/97         7/98         7/99        7/00

HERLEY INDUSTRIES, INC.         100.00       162.79       258.14       246.52       344.19       446.51
NASDAQ STOCK MARKET (U.S.)      100.00       108.96       160.79       189.28       270.71       385.48
S & P AEROSPACE/DEFENSE         100.00       129.76       183.87       139.72       146.26       145.55

* $100 invested on July 31, 1995 in stock or index, including reinvestment of dividends. Fiscal year ending July 31.

                            MISCELLANEOUS INFORMATION

     A representative of Arthur Andersen LLP, the Company's independent public accountants for the fiscal year July 30, 2000, plans to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

As of the date of this Proxy Statement, the Board of Directors does not know of any business other than specified above to come before the meeting, but, if any other business does lawfully come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote in regard thereto, in accordance with their judgment.

The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal interview. The Company may also request brokerage houses and other custodians, and, nominees and fiduciaries, to forward soliciting material to the beneficial owners of stock held by record by such persons, and may make reimbursement for payments made for their expense in forwarding soliciting material to the beneficial owners of the stock held of record by such persons.

Stockholder proposals with respect to the Company's next Annual Meeting of Stockholders must be received by the Company no later than September 19, 2001 to be considered for inclusion in the Company's next Proxy Statement.

A copy of the Company's Annual Report for the fiscal year ended July 30, 2000 has been provided to all stockholders as of the Record Date. The Annual Report is not to be considered as proxy soliciting material.



                              By Order of the Board of Directors,

                                   LEE N. BLATT
                                   Chairman of the Board

Dated:  December 13, 2000
        Lancaster, Pennsylvania

                                                                    Exhibit A

                             HERLEY INDUSTRIES, INC.
                             2000 Stock Option Plan
                             ----------------------

SECTION 1.  GENERAL PROVISIONS
            ------------------
      1.1   Name and General Purpose
            ------------------------

  The name of this plan is the Herley Industries, Inc. 2000 Stock Option Plan (hereinafter called the "Plan"). The Plan is intended to be a broadly-based incentive plan which enables Herley Industries, Inc. (the "Company") and its subsidiaries and affiliates to foster and promote the interests of the Company by attracting and retaining directors, officers and employees of, and consultants to, the Company who contribute to the Company's success by their ability, ingenuity and industry, to enable such directors, officers, employees and consultants to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company and to provide incentive compensation opportunities competitive with those of competing corporations.

     1.2    Definitions
            -----------

          a. "Affiliate" means any person or entity controlled by or under common control with the Company, by virtue of the ownership of voting securities, by contract or otherwise.

          b.   "Board" means the Board of Directors of the Company.

          c. "Change in Control" means a change of control of the Company, or in any person directly or indirectly controlling the Company, which shall mean:

               (a) a change in control as such term is presently defined in Regulation 240.12b-(2) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or

               (b) if any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company or any "person" who on the date of this Agreement is a director or officer of the Company, becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act) directly or indirectly, of securities of the Company - representing twenty percent (20%) or more of the voting power of the Company's then outstanding securities; or

               (c) if during any period of two (2) consecutive years during the term of this Plan, individuals who at the beginning of such period constitute the Board of Directors, cease for any reason to constitute at least a majority thereof.

          d. "Committee" means the Committee referred to in Section 1.3 of the Plan.

          e. "Common Stock" means shares of the Common Stock, par value $.10 per share, of the Company.

          f. "Company" means Herley Industries, Inc., a corporation organized under the laws of the State of Delaware (or any successor corporation).

          g. "Fair Market Value" means the market price of the Common Stock on the National Association of Securities Dealers Automated Quotation ("NASDAQ") system on the date of the grant or on any other date on which the Common Stock is to be valued hereunder. If no sale shall have been reported on the NASDAQ on such date, Fair Market Value shall be determined by the Committee.

          h. "Non-Employee Director" shall have the meaning set forth in Rule 16(b) promulgated by the Securities and Exchange Commission ("Commission").

          i. "Option" means any option to purchase Common Stock under Section 2 of the Plan.

          j.   "Option  Agreement"  means  the  option  agreement  described  in
               Section 2.4 of the Plan.

          k. "Participant" means any director, officer, employee or consultant of the Company, a Subsidiary or an Affiliate who is selected by the Committee to participate in the Plan.

          l. "Subsidiary" means any corporation in which the Company possesses directly or indirectly 50% or more of the combined voting power of all classes of stock of such corporation.

          m. "Total Disability" means accidental bodily injury or sickness which wholly and continuously disabled an optionee. The Committee, whose decisions shall be final, shall make a determination of Total Disability.

     1.3    Administration of the Plan
            --------------------------

  The Plan shall be administered by the Board or by the Committee appointed by the Board consisting of two or more members of the Board all of whom shall be Non-Employee Directors. The Committee shall serve at the pleasure of the Board and shall have such powers as the Board may, from time to time, confer upon it.

  Subject to this Section 1.3, the Committee shall have sole and complete authority to adopt, alter, amend or revoke such administrative rules, guidelines and practices governing the operation of the Plan as it shall, from time to time, deem advisable, and to interpret the terms and provisions of the Plan.

  The Committee shall keep minutes of its meetings and of action taken by it without a meeting. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members of the Committee without a meeting, shall constitute the acts of the Committee.

     1.4    Eligibility
            -----------

  Stock Options may be granted only to directors, officers, employees or consultants of the Company or a Subsidiary or Affiliate. All employees are eligible to receive Stock Options under the Plan. Any person who has been granted any Option may, if he is otherwise eligible, be granted an additional Option or Options.

     1.5    Shares
            ------

  The aggregate number of shares reserved for issuance pursuant to the Plan shall be 1,000,000 shares of Common Stock, or the number and kind of shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in Section 1.6.

  Such number of shares may be set aside out of the authorized but unissued shares of Common Stock or out of issued shares of Common Stock acquired for and held in the Treasury of the Company, not reserved for any other purpose. Shares subject to, but not sold or issued under, any Option terminating or expiring for any reason prior to its exercise in full will again be available for Options thereafter granted during the balance of the term of the Plan.

     1.6    Adjustments Due to Stock Splits,  Mergers, Consolidation, Etc.
            --------------------------------------------------------------

  If, at any time, the Company shall take any action, whether by stock dividend, stock split, combination of shares or otherwise, which results in a proportionate increase or decrease in the number of shares of Common Stock theretofore issued and outstanding, the number of shares which are reserved for issuance under the Plan and the number of shares which, at such time, are subject to Options shall, to the extent deemed appropriate by the Committee, be increased or decreased in the same proportion, provided, however, that the Company shall not be obligated to issue fractional shares.

  Likewise, in the event of any change in the outstanding shares of Common Stock by reason of any recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other corporate change, the Committee shall make such substitution or adjustments, if any, as it deems to be appropriate, as to the number or kind of shares of Common Stock or other securities which are reserved for issuance under the Plan and the number of shares or other securities which, at such time are subject to Options.

  In the event of a Change in Control,  at the option of the Board or Committee,
(a) all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable, and (b) an optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control any Option or portion of an Option which was granted more than six (6) months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the Fair Market Value (on the date of surrender) of the shares of Common Stock subject to the Option or portion thereof surrendered, over the aggregate purchase price for such Shares under the Option.

     1.7    Non-Alienation of Benefits
            --------------------------

  Except as herein specifically provided, no right or unpaid benefit under the Plan shall be subject to alienation, assignment, pledge or charge and any attempt to alienate, assign, pledge or charge the same shall be void. If any Participant or other person entitled to benefits hereunder should attempt to alienate, assign, pledge or charge any benefit hereunder, then such benefit shall, in the discretion of the Committee, cease.

     1.8    Withholding or Deduction for Taxes
            ----------------------------------

  If, at any time, the Company or any Subsidiary or Affiliate is required, under applicable laws and regulations, to withhold, or to make any deduction for any taxes, or take any other action in connection with any Option exercise, the Participant shall be required to pay to the Company or such Subsidiary or Affiliate, the amount of any taxes required to be withheld, or, in lieu thereof, at the option of the Company, the Company or such Subsidiary or Affiliate may accept a sufficient number of shares of Common Stock to cover the amount required to be withheld.

     1.9    Administrative Expenses
            -----------------------

  The entire expense of administering the Plan shall be borne by the Company.

     1.10   General Conditions
            ------------------

          a. The Board or the Committee may, from time to time, amend, suspend or terminate any or all of the provisions of the Plan, provided that, without the Participant's approval, no change may be made which would alter or impair any right theretofore granted to any Participant.

          b. With the consent of the Participant affected thereby, the Committee may amend or modify any outstanding Option in any manner not inconsistent with the terms of the Plan, including, without limitation, and irrespective of the provisions of Section 2.3(c) below, to accelerate the date or dates as of which an installment of an Option becomes exercisable; provided, that the Committee shall not have the right to reprice any outstanding Options.

          c. Nothing contained in the Plan shall prohibit the Company or any Subsidiary or Affiliate from establishing other additional incentive compensation arrangements for employees of the Company or such Subsidiary or Affiliate.

          d. Nothing in the Plan shall be deemed to limit, in any way, the right of the Company or any Subsidiary or Affiliate to terminate a Participant's employment or service with the Company (or such Subsidiary or Affiliate) at any time.

          e. Any decision or action taken by the Board or the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be conclusive and binding upon all Participants and any person claiming under or through any Participant.

          f. No member of the Board or of the Committee shall be liable for any act or action, whether of commission or omission, (i) by such member except in circumstances involving actual bad faith, nor
               (ii) by any other member or by any officer, agent or employee.

     1.11   Compliance with Applicable Law
            ------------------------------
  Notwithstanding any other provision of the Plan, the Company shall not be obligated to issue any shares of Common Stock, or grant any Option with respect thereto, unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities and the Company may require any stock certificate so issued to bear a legend, may give its transfer agent instructions limiting the transfer thereof, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

     1.12   Effective Dates
            ---------------

  The Plan was adopted by the Board on September 7, 2000. The Plan shall terminate on September 6, 2010.


Section 2.  OPTION GRANTS
            -------------

     2.1    Authority of Committee
            ----------------------

  Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine (i) the Participants to whom Options shall be granted; (ii) the number of shares to be covered by each Option; and (iii) the conditions and limitations, if any, in addition to those set forth in Sections 2 and 3 hereof, applicable to the exercise of an Option, including without limitation, the nature and duration of the restrictions, if any, to be imposed upon the sale or other disposition of shares acquired upon exercise of an Option.

  Stock Options granted under the Plan shall be non-qualified stock options.

  The Committee shall have the authority to grant Options.

     2.2    Option Exercise Price
            ---------------------

  The exercise price set forth in the Option Agreement at the time of grant shall not be less than the Fair Market Value of the Common Stock at the time that the Option is granted.

  The purchase price is to be paid in full in cash, certified or bank cashier's check or, at the option of the Company, Common Stock valued at its Fair Market Value on the date of exercise, or a combination thereof, when the Option is exercised and stock certificates will be delivered only against such payment.

     2.3    Option Grants
            -------------

  Each Option will be subject to the following provisions:

  a.   Term of Option
       --------------

                 An Option will be for a term of not more than ten years from the date of grant.

  b.   Exercise
       --------

  (i)      By an Employee:
           --------------

          Unless otherwise provided by the Committee and except in the manner described below upon the death of the optionee, an Option may be exercised only in installments as follows: up to one-half of the subject shares on and after the first anniversary of the date of grant, up to all of the subject shares on and after the second such anniversary of the date of the grant of such Option but in no event later than the expiration of the term of the Option.

          An Option shall be exercisable during the optionee's lifetime only by the optionee and shall not be exercisable by the optionee unless, at all times since the date of grant and at the time of exercise, such optionee is an employee of or providing services to the Company, any parent corporation of the Company or any Subsidiary or Affiliate, except that, upon termination of all such employment or provision of services (other than by death, Total Disability, or by Total Disability followed by death in the circumstances provided below), the optionee may exercise an Option at any time within three months thereafter but only to the extent such Option is exercisable on the date of such termination.

          Upon termination of all such employment by Total Disability, the optionee may exercise such Options at any time within one year thereafter, but only to the extent such Option is exercisable on the date of such termination.

          In the event of the death of an optionee (i) while an employee of or providing services to the Company, any parent corporation of the Company or any Subsidiary or Affiliate, or (ii) within three months after termination of all such employment or provision of services (other than for Total Disability) or (iii) within one year after termination on account of Total Disability of all such employment or provision of services, such optionee's estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the optionee may exercise such optionee's Option at any time within the period of three years from the date of death. In the case of clauses (i) and (iii) above, such Option shall be exercisable in full for all the remaining shares covered thereby, but in the case of clause (ii) such Option shall be exercisable only to the extent it was exercisable on the date of such termination of employment or service.

  (ii)     By Persons other than Employees:
           -------------------------------

          If the optionee is not an employee of the Company or the parent corporation of the Company or any Subsidiary or Affiliate, the vesting of such optionee's right to exercise his Options shall be established and determined by the Committee in the Option Agreement covering the Options granted to such optionee.

          Notwithstanding the foregoing provisions regarding the exercise of an Option in the event of death, Total Disability, other termination of employment or provision of services or otherwise, in no event shall an Option be exercisable in whole or in part after the termination date provided in the Option Agreement.

  c.       Transferability
           ---------------

          An Option granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, except as may be permitted by the Board or the Committee.

     2.4    Agreements
            ----------

  In consideration of any Options granted to a Participant under the Plan, each such Participant shall enter into an Option Agreement with the Company providing, consistent with the Plan, such terms as the Committee may deem advisable.

                                                                       Exhibit B


                             HERLEY INDUSTRIES, INC.

                         CHARTER OF THE AUDIT COMMITTEE
                         ------------------------------

I. Audit Committee Purpose

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     -- Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     -- Monitor the independence and performance of the Company's independent auditors.

     -- Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

     Audit Committee members shall meet the requirements of the NASD. The Audit Committee shall be comprised such number of directors as determined by the Board, but no less than three directors, each of whom shall be an independent director (as such is defined by Nasdaq rules), free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or comparable experience or background resulting in the individual's financial sophistication.

     Audit Committee members shall be elected by the Board at the annual meeting of the Board or until their successors shall be duly elected and qualified. If an audit committee Chair is not designated, the members of the Committee may designate a Chair by majority vote of the Committee membership.

     The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

III. Audit Committee Responsibilities and Duties

     Review Procedures
     -----------------

     1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

     2. Review the Company's annual audited financial statements. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

     3. In consultation with management and the independent auditors, consider the integrity of the Company's financial reporting process and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report exposures. Review significant findings prepared by the independent auditors together with management's responses.

     4. Review with management and the independent auditors the company's annual audited financial statements. Discuss the following items required to be communicated by the independent auditors in accordance with AICPA Statement of Auditing Standards 61:

          (a) the auditor's responsibilities in accordance with generally accepted accounting standards;

          (b) the initial selection of and changes in significant accounting policies or their application;

          (c)  managements' judgments and accounting estimates;

          (d)  significant audit adjustments;

          (e) other information in documents containing audited financial statements, such as the MD&A;

          (f)  disagreements with management;

          (g)  consultation with other accountants;

          (h)  major issues discussed with management prior to retention;

          (i)  difficulties encountered in performing the audit; and

          (j) the auditor's judgments about the quality of the Company's accounting principles.


Independent Auditors
--------------------

5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6. Approve the fees and other significant compensation to be paid to the independent auditors.

7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships the auditors have with the Company that could impair their independence.

8.   Review the independent auditors audit plan.

9. Discuss the results of the audit with the independent auditors, including the matters required to be communicated to audit committees in accordance with AICPA Statement of Auditing Standards 61, as then in effect.

10.  Consider  the  independent   auditors'  judgments  about  the  quality  and
     appropriateness of the Company's accounting principles as applied in its financial reporting.

Other Audit Committee Responsibilities
--------------------------------------

11. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

12. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

13. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

HERLEY  INDUSTRIES,  INC.
                    The undersigned hereby appoints Myron Levy and John A. Thonet, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in HERLEY INDUSTRIES, INC., a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held January 18, 2001 and any adjournments thereof.

The Board of Directors recommends a vote FOR the following proposals:

1.   Election of nominees listed at right, as set forth in the proxy  statement:
                           Nominees:
                                 Lee N. Blatt
                                 Adm. Edward K. Walker, Jr. (Ret.)

     [ ]  FOR all nominees at right      [   ] WITHHOLD AUTHORITY to vote
     (Instruction: To withhold authority to vote for any individual nominee, print the nominee's name on the line provided below)

--------------------------------------------------------------------------------


2. To consider and act upon a proposal to ratify the adoption of a 2000 Stock Option Plan, as set forth in the proxy statement as "Exhibit A.".

     FOR  [  ]        AGAINST  [  ]        ABSTAIN  [  ]

3. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

                  (Continued and to be signed on reverse side)
         - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. SHAREHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY WRITING THE NOMINEE(S) NAME(S) IN THE BLANK SPACE PROVIDED ON THE LEFT HEREOF. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE PROPOSALS SET FORTH ABOVE.

Dated:  __________________
                         _________________________________________________[L.S.]

                         _________________________________________________[L.S.]
                         (Note: Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the name of two or more persons, all should sign.)

 PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE